Exhibit 23.2
Patrizio & Zhao, LLC
Certified Public Accountants and Consultants	322 Route 46 West
Parsippany, NJ 07054
Tel: (973) 882-8810
Fax: (973) 882-0788
www.pzcpa.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in the amendment to the Registration Statement (Form S-1/A1) pertaining to the registration of 7,581,615 shares of common stock of Keyuan Petrochemicals Inc, of our report dated November 15, 2010 with respect to the consolidated financial statements of Keyuan International Group Ltd. for the periods ended September 30, 2010 and 2009 and our report dated February 23, 2010 (Except for the consolidated statements of stockholders’ equity and the EPS information on the consolidated statements of operations and comprehensive loss as to which the date is September 27, 2010) with respect to the consolidated financial statements of Keyuan International Group Ltd. for the periods ended December 31, 2009 and 2008. We also consent to the reference to us under the heading “Experts” in the above referenced Registration Statement.

By:	/s/ Patrizio & Zhao, LLC
Certified Public Accountants and Consultants

Parsippany, New Jersey
December 28, 2010